Exhibit 10.13

AMENDMENT NO. 1

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This addendum shall amend certain portions of the Employment and Non-Competition Agreement (“the Agreement”), dated November 19, 1999, entered into among AMN Holdings, Inc. a Delaware Corporation, AMN Acquisition Corporation and STEVEN C. FRANCIS (the “Employee).

1.	AMN Acquisition Corp. merged into AMN Holdings, Inc. on March 29, 2001;

2.	AMN Holdings, Inc. changed its name to AMN Healthcare Services, Inc. (hereinafter “the Company”) on October 18, 2001;

3.	On May 8, 2003, EMPLOYEE began serving in the exclusive role of Chief Executive Officer, ceasing to serve as the Company’s President;

4.	Paragraph 2.01 is deleted, and replaced with the following:

Term. The term of this Agreement (the “Term”) shall commence on the effective date and shall continue until December 31, 2004, unless terminated earlier as provided in Article V. The Term shall be automatically extended for additional periods of one year unless either party gives at least 90 days’ prior written notice to the other of the intention to terminate the Employee’s employment hereunder at the end of the Term.

5.	Paragraph 3.01(b) of the Agreement is amended by deleting the entire paragraph, and inserting in its place the following:

Bonus Amount. The Company’s Compensation Committee will determine the criteria and target(s) for EMPLOYEE’S bonus, on an annual basis, in accordance with the Company’s Senior Management Incentive Bonus Plan (“Bonus Plan”). EMPLOYEE shall receive a graduated bonus depending upon achievement of between 95% and 100% of the Bonus Plan target(s) for the given fiscal year, and that if the Company achieves 100% of the Bonus Plan target(s), EMPLOYEE’S bonus amount will be 50% of his Base Salary; provided, however, that except as provided in Sections 5.02 and 5.03, the EMPLOYEE shall only be paid such annual bonus amount if he is employed by the Company on the last day of the particular fiscal year.

6.	The effective date of this addendum shall be September 25, 2003.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ ROBERT B. HAAS	Dated: December 12, 2003

Name:	Robert B. Haas
Title:	Chairman of the Board

EMPLOYEE

/s/ STEVEN C. FRANCIS	Dated: December 15, 2003

Steven C. Francis